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                                                                      EXHIBIT 16



                         [BDO SEIDMAN, LLP LETTERHEAD]

December 21, 2000


Securities and Exchange Commission
450 5th Street N.W.
Washington, D.C. 20549

Gentlemen:

We have been furnished with a copy of the response to Item 4 of Form 8-K for the event that occurred on December 2, 2000 to be filed by our former client, Greenstone Roberts Advertising, Inc. (which was merged into Kupper Parker Communications, Incorporated). We agree with the statements made in response to that Item insofar as they relate to our firm.


Very truly yours,

/s/ BDO Seidman, LLP